UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2024

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2024, Fluent, Inc. (the "Company") held its 2024 Annual Meeting of Stockholders (the "Annual Meeting") virtually. The total number of shares represented in person or by proxy at the Annual Meeting was 8,988,009 of the 13,660,598 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting as of the April 15, 2024 record date. The following matters were voted upon at the Annual Meeting:

(1)	The election of six directors to serve for a one year term until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Ryan Schulke	6,473,480	120,213	2,339	2,391,977
Matthew Conlin	6,471,105	120,132	4,795	2,391,977
Donald Mathis	6,335,569	257,927	2,536	2,391,977
Barbara Shattuck Kohn	6,396,033	162,880	37,119	2,391,977
David Graff	6,446,728	111,346	37,958	2,391,977
Richard Pfenniger, Jr.	6,265,858	291,804	38,370	2,391,977

(2)	The approval, on an advisory basis, of the 2023 Compensation of the Company's named executive officers (Say-on-Pay):

For	Against	Abstain	Broker Non-Vote
6,473,863	118,294	3,875	2,391,977

(3)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

For	Against	Abstain
8,570,797	299,781	117,431

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

Fluent, Inc.

June 7, 2024	By:	/s/ Don Patrick
	Name:	Don Patrick
	Title:	Chief Executive Officer